EXHIBIT 23.1

                        [DAVIDSON & COMPANY LETTERHEAD]




May 30, 2000


NEWSGURUS.COM, INC.
5774 Deadpine Drive
Kelowna, BC
V1P 1A3

RE:  FORM 2-SB

Dear Sirs:

We refer to the Form 2-SB Registration Statement of NewsGurus.Com, Inc. (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated April 5, 2000 in connection with the preparation of the Form 2-SB. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.





                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants